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Exhibit 24

POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints James B. Perry and Dale R. Black and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a shelf Registration Statement on Form S-3 relative to the registration of debt securities and guarantees of debt securities and common stock in an aggregate amount of up to $500,000,000 million together with any supplemental registration statements relating thereto and any and all amendments (including post-effective amendments) to such Registration Statement or supplement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name:	/s/ WILLIAM F. CELLINI William F. Cellini
Name:	/s/ EDWARD F. BRENNAN Edward F. Brennan
Name:	/s/ GEORGE L. BRISTOL George L. Bristol
Name:	/s/ F. LANCE CALLIS F. Lance Callis
Name:	/s/ JIMMY F. GALLAGHER Jimmy F. Gallagher
Name:	/s/ JOHN B. PRATT John B. Pratt

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  Exhibit 24
POWER OF ATTORNEY